Exhibit 99.1

BioSig Announces Cost Reductions to Improve its Financial Standing and Shifts its Core Strategy

●	Cost Savings Targeted to Reduce Cash Burn by 50%

●	Core Strategy Shifts to Business Development and Distribution Partnerships

Westport, CT, January 30, 2024 (GLOBE NEWSWIRE) — BioSig Technologies, Inc. (NASDAQ: BSGM) (“BioSig” or the “Company”), a medical technology company committed to delivering unprecedented accuracy and precision to intracardiac signal visualization, today announced a workforce reduction, intended to reduce annual cash burn by 50%. The Company is reducing its internal workforce which is expected to be completed by January 31. The Company is also shifting its business model and seeks to partner with organizations for sales distribution and clinical support of its PURE EP™ Platform.

“BioSig is at an important juncture, and we are taking steps to streamline our corporate structure. We are grateful to those employees who are affected by the impact of these changes. Their hard work and dedication were integral to bringing the PURE EP™ Platform to where it is today,” said Ken Londoner, Chairman and CEO of BioSig.

Since its launch in Q4 2023, PURE EP™’s Near-Field Tracking (“NFT”) has increased customer interest and usage at some of the country’s largest and leading medical centers and health systems. This usage has also illustrated the need for increased clinical support as the Company seeks to install its PURE EP™ Platform in additional accounts. The Company is looking to partner with well-established electrophysiology companies and distributors that already have clinical staff in the hospital setting.

“After a strategic review, we are adjusting the business model to ensure that we have an economical clinical infrastructure as we expand the recently released version 7 software featuring NFT,” said Fred Hrkac, Executive Vice President of BioSig, who joined the Company on November 2, 2023. Mr. Hrkac has a 32-year career in medical device and electrophysiology business expansion for industry bellwethers.

Physicians from world-renowned medical centers, including Cleveland Clinic in Cleveland, OH, Mayo Clinic in Phoenix, AZ, Overland Park Regional Medical Center in Overland Park, KS, and Texas Cardiac Arrhythmia Institute in Austin, TX, have completed more than 100 cases using PURE EP™’s NFT algorithm.

Researchers from Cleveland Clinic presented topline clinical findings on the value of tissue-based science and methodology behind NFT at the Heart Rhythm 2023 convention held last May. Those findings evidenced a 66% reduction in ablation time when using the PURE EP ™ Platform, among other benefits. Looking ahead, in collaboration with several early adopters, the Company is quantifying the efficacy and safety benefits of NFT and investigating expanded applications for the NFT software.

BioSig will continue to work closely with its physician partners to potentially integrate its hardware and software in today’s labs to provide seamless functionality.

To learn more about PURE EP™’s growing suite of proprietary software-based features, click here.

About The PURE EP™ Platform

The PURE EP™ Platform serves physicians by enabling the real-time acquisition of raw cardiac signal data—absent of unnecessary noise or interference inherent in traditional approaches. By leveraging a first-of-its-kind combination of hardware and software, the PURE EP™ Platform is designed to deliver unprecedented intracardiac signal purity that pushes the boundaries of cardiac arrhythmia identification, diagnosis, and treatment.

In a blinded clinical study recently published in the Journal of Cardiovascular Electrophysiology,1 electrophysiologists rated PURE EP™ as superior to conventional systems for 75.2% of signal samples, with 87% earning a rating of equivalent or superior. Data presented at Heart Rhythm Society 2023 demonstrated the PURE EP™ Platform’s capacity to facilitate ablations in a third of the usual time, reducing procedure time and improving workflow efficiencies, without sacrificing accuracy, precision, or efficacy.

The PURE EP™ Platform is currently in a national commercial launch and an integral part of well-respected healthcare systems, including Cleveland Clinic, Mayo Clinic, Texas Cardiac Arrhythmia Institute, and Kansas City Heart Rhythm Institute.

About BioSig Technologies, Inc.

BioSig Technologies is a medical technology company focused on deciphering the body’s electrical signals, starting with heart rhythms. By leveraging a first-of-its-kind combination of hardware and software, we deliver unprecedented cardiac signal clarity, ending the reliance on ‘mixed signals’ and ‘reading between the lines.’ Our platform technology addresses some of healthcare’s biggest challenges—saving time, costs, and lives.

The Company’s product, the PURE EP™ Platform, an FDA 510(k) cleared non-invasive class II device, provides superior, real-time signal visualization, allowing physicians to perform highly targeted cardiac ablation procedures with increased procedural efficiency and efficacy.

1 Al-Ahmad, et al. (2022, September) Evaluation of a novel cardiac signal processing system for electrophysiology procedures: The PURE EP 2.0 study. https://onlinelibrary.wiley.com/doi/10.1111/jce.15250

An estimated 14.4 million Americans suffer from cardiac arrhythmias, and the global EP market is projected to reach $16B in 2028 with an 11.2% growth rate.[2]

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) BioSig’s ability to regain compliance with and meet the continued listing requirements of the Nasdaq Capital Market to maintain listing of its common stock; (ii) the geographic, social, and economic impact of pandemics or worldwide health issues on BioSig’s ability to conduct its business and raise capital in the future when needed; (iii) BioSig’s inability to manufacture its products and product candidates on a commercial scale on its own, or in collaboration with third parties; (iv) difficulties in obtaining financing on commercially reasonable terms; (v) changes in the size and nature of BioSig’s competition; (vi) loss of one or more key executives or scientists; (vii) BioSig’s cost reduction plan and associated workforce reduction or other cost-saving measures not reaching the targeted reduction of cash burn by 50%; and (viii) difficulties in securing regulatory approval to market BioSig’s products and product candidates. For a discussion of other risks and uncertainties, and other important factors, any of which could cause BioSig’s actual results to differ from those contained in forward-looking statements, see Biosig’s filings with the Securities and Exchange Commission (“SEC”), including the section titled “Risk Factors” in BioSig’s Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2023. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Contact:

Andrew Ballou

BioSig Technologies, Inc.

Vice President, Investor Relations

55 Greens Farms

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x133

2 Cardiac Ablation Market. (2022, December). Global Market Insights. https://www.gminsights.com/industry-analysis/cardiac-ablation